Canadian Business *Skills* College of Technology

EDUCATION RECRUITMENT AGENT AGREEMENT

between

CANADIAN BUSINESS SKILLS COLLEGE OF TECHNOLOGY
(hereafter referred to as "CBS College")

and

Farvision Education Group
(hereafter referred to as "AGENT")

Whereby CBS College appoints AGENT as a representative of Canadian Business Skills College of Technology, on the terms specified below.

A-CBS College

1. **CBS College** agrees to give the **AGENT** the authority to introduce and recommend individual students to **CBS College** in accordance with the admission standards and policies of **CBS College**, and/or any other guidelines agreed by both parties.

Information

2. **CBS College** shall endeavour to provide the AGENT complete and up-to-date information on CBS College with regard to the programs, course structure, fee schedules, admissions policies and other important aspects so as to assist in the proper counselling of prospective students. At its own expense **CBS College** shall provide the **AGENT** with adequate stocks of Prospectus, information leaflets, and other promotional materials.

3. **CBS College** shall answer any enquiries and send all correspondence and related documents to the AGENT.

4. **CBS College** shall send all the necessary documents to the **AGENT** or student directly (if directed by Agent), for visa application before receiving fees remitted from the **AGENT** or student.

5. Admission into programs at **CBS College** will be based on the student's academic background and space availability. The individual student's admissibility into a college program will be determined by **CBS College**. Students must comply with the requirements listed below into programs in order to be considered for entry:

   a. Applicants must meet the academic and language requirements as specified for the program chosen.

   b. Applicants must agree to comply with the CBS College's academic and administrative policies.

Commission Payments

6. For each individual student enrolled at CBS College, following recommendation by the **AGENT**, CBS College will pay **30%** of the tuition for the academic programs and the international fee. The student's payment will be collected by the **AGENT.**

7. Once the student payments are received, the **AGENT** will transfer the 70% of tuition and international fee, 100% of books and other fees to **CBS College** within **one week.**

8. **CBS College** will process the student receipts which include student's name, the program of study, the payment that **CBS College** received, and commencement date.

9. CBS College **will NOT** pay a commission if:

   a. The **AGENT** does not complete their Student recommendation Form in full, confirming that they represent the student.

   b. The student withdraws from his/her course of study within the official refund period. (within 10 days of start of term)

   c. The student does not recognize the **AGENT** as his/her consultant of their choice to study at CBS College.

B-The AGENT

1. The **AGENT** shall advise, evaluate and screen all prospective students and shall collect from the students on behalf of CBS College the necessary application forms, reports, testimonials, financial guarantee letters, and any other documents requested by CBS College; these will then be transmitted to CBS College.

2. **Key Services and responsibilities** of the **AGENT** to CBS College include:

   a. Promotion of CBS College, its programs, and services in the most correct and appropriate manner.

   b. Giving advice to prospective students and parents to ensure they have an understanding of CBS College before committing to enrolment.

   c. In the advising of individuals and dissemination of information, the **AGENT** shall take all reasonable measure to ensure that only factual and up-to-date information is given.

3. Refrain from indicating he/she or his/her company is the sole representative, or employee of CBS College Institute.

4. Refrain from all actions contrary to Canadian Immigration policies as they relate to Study Permits, Visitor Visas and Immigration.

5. **Communication**

   a. The **AGENT** shall submit complete documentation of the student's application to CBS College promptly online, or any other efficient method as required.

   b. The **AGENT** shall ensure CBS College receives the tuition and any other fees from the students, by EMT or Bank Draft (CDN$), Visa and MasterCard.

6. **Appropriateness**

   a. The **AGENT** shall endeavour to introduce and recommend individuals who are academically and financially qualified for admission to CBS College.

   b. The **AGENT** will not engage in any false, misleading or deceptive conduct and understands that any breaches may result in the termination of this agreement.

Breach or change of AGREEMENT

- This Agreement is subject to cancellation by either party on notice of four (4) weeks.

Validity Period of the AGREEMENT

- This Agreement is valid for a period of two years from the date of signing, after which the agreement would have to be renewed. The conditions of the agreement may change at the time of renewal.

It is acknowledged that both CBS College and the **AGENT** will strive for the success of this agreement, with the best intentions for prospective students.

THE TERMS OF THIS AGREEMENT ARE HEREBY AGREED BY:

Signed for and on behalf of CBS College:

Signature: [signature] Date: May 20, 2021

Name: Helen He Designation: General Manager

I, the **AGENT** have read and understood the conditions of the Contract and I agree to follow them.

Signed for and on behalf of AGENT:

AGENT Signature: [signature] Date: May 20. 2021

Name (please print): Syliva Duan / Pauline Zhou

Email: sylviaduan@farvision.ca Phone: 416-800-9007

Confirmation of Agreement
Please complete and return this form to *CBS College* with *one copy of the* Agreement Contract for our records.